SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement (the "Agreement") is entered into as of June 30, 2025 (the "Effective Date"), by and between Era Technology LLC, a limited liability company with a principal place of business at 9345 Jamison Ave Unit B Philadelphia PA 19115 ("Developer"), and Siltrium Tech Corporation, a Wyoming corporation with its registered address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801 ("Client").

1. Scope of Work Developer agrees to design, develop, and deliver a custom software platform (the "Project") for Client, which shall be executed in three development phases. The Project will encompass a public-facing website, a core service called TripWeaver, and a content blog referred to as Mindful Travel Blog. The detailed breakdown of responsibilities by role and deliverables per phase is included in Exhibit A.

Project Timeline:

  Phase 1: July 1 – July 31, 2025 – Website Development
  Phase 2: August 1 – September 15, 2025 – TripWeaver Core Service
  Phase 3: September 16 – October 17, 2025 – Mindful Travel Blog

Phase 1 – Website Development

  Project Manager: Project kickoff, scoping, and ongoing tracking
  UX/UI Designer: Design and layout of full landing page, user flow, and visuals
  Frontend Developer: Development using HTML, CSS, JavaScript, responsive design
  Backend Developer: Setup of form routing, email integration, and minimal backend logic
  DevOps: Configuration of domain, server setup, staging environment
  QA Engineer: User interface testing on multiple browsers and devices
  Content Strategist: Creation of homepage content including hero section, mission statement, and call-to-action (CTA)

Phase 2 – TripWeaver Core Service

  Frontend Developer: Creation of interactive TripWeaver UI with dynamic input features
  Backend Developer: Development of logic for custom itinerary generation and API endpoints
  AI Developer: Integration of emotional mapping to user travel preferences
  UX/UI Designer: Design of micro-interactions and result recommendation visual logic
  QA Engineer: Input/output validation and performance testing
  DevOps: Server-side deployment and optimization
  Project Manager: Internal task tracking and team coordination
  Content Strategist: Content for dropdowns, emotional state labels, and guidance tips

Phase 3 – Mindful Travel Blog

  Frontend Developer: Blog layout (list, article, tags), mobile-ready integration
  Backend Developer: Development of article management structure (tagging, sorting)
  Content Strategist: Write and format 3–5 articles with SEO/meta structure
  UX/UI Designer: Blog card visuals and content styling
  QA Engineer: SEO compliance and mobile testing
  DevOps: Blog deployment and performance monitoring
  Project Manager: Project handoff and polish coordination

2. Term The development term shall be from the Effective Date, beginning July 1, 2025 and concluding October 17, 2025.

3. Payment Terms Client agrees to pay Developer a total fixed project fee of $117,000, based on the milestone schedule described in Exhibit A.

Payment shall be due in three installments, each corresponding to a completed development phase. Payments for each phase may be made in full or in installments, at the client’s discretion, within thirty (30) calendar days following completion of each milestone:

Phase 1 (Website Development): $33,000 – Payment due by August 30, 2025

Phase 2 (TripWeaver Core Service): $46,000 – Payment due by October 15, 2025

Phase 3 (Mindful Travel Blog): $38,000 – Payment due by November 16, 2025

All payments shall be made via bank transfer to the Developer’s designated account.

4. Ownership Rights All work product, code, and deliverables produced during the engagement shall be considered work-for-hire and shall be the sole and exclusive property of the Client. Ownership and intellectual property rights shall transfer to the Client immediately upon delivery of each respective deliverable, regardless of whether full payment has been received. However, Developer retains the right to withhold deployment or continued service until payment obligations are fulfilled.

5. Confidentiality Both parties agree to maintain the confidentiality of any proprietary or confidential information shared during the course of this Agreement.

6. Miscellaneous This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming. Any disputes shall be resolved in courts located within Wyoming.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Developer:	Client:
Era Technology LLC By: /s/ Zakrasniana Tetiana Name: Zakrasniana Tetiana Title: Director Date: June 30, 2025	Siltrium Tech Corporation By: /s/ Pedro Henrique Marques Fribel Name: Marques Fribel Pedro Henrique Title: Director Date: June 30, 2025

Exhibit A – Project Scope and Cost Breakdown

Phase	Role	Tasks	Hours	Cost
Phase 1 – Website Development	Project Manager	Kickoff, scoping, day-to-day tracking	20	$2,000
	UX/UI Designer	Full landing page design, user flow, visuals	85	$8,500
	Frontend Developer	Landing development: HTML, CSS, JS, responsiveness	100	$10,000
	Backend Developer	Form routing, email integration, minimal backend logic	50	$5,000
	DevOps	Domain, server config, staging	20	$2,000
	QA Engineer	UI testing on browsers & devices	35	$3,500
	Content Strategist	Drafts for homepage sections (hero, mission, CTA)	20	$2,000
		Total Phase 1	330	$33,000
Phase 2 – TripWeaver Core Service	Frontend Developer	Interactive TripWeaver UI with dynamic inputs	120	$12,000
	Backend Developer	Logic for generating custom itineraries, API endpoints	110	$11,000
	AI Developer	Implementation of emotional mapping to travel data	90	$9,000
	UX/UI Designer	Micro-interactions, visual logic of recommendation results	25	$2,500
	QA Engineer	Input/output validation, performance checks	45	$4,500
	DevOps	Server-side deployment, performance config	20	$2,000
	Project Manager	Internal coordination, task flow	30	$3,000
	Content Strategist	Copy for emotional states, dropdowns, tips	20	$2,000
		Total Phase 2	460	$46,000
Phase 3 – Mindful Travel Blog	Frontend Developer	Blog layout (list, article, tags), mobile-ready	85	$8,500
	Backend Developer	Article management structure, tagging, sorting	75	$7,500
	Content Strategist	Write & format 3–5 articles, apply SEO, meta structure	70	$7,000
	UX/UI Designer	Blog card & article styling	20	$2,000
	QA Engineer	SEO compliance testing, mobile tests	70	$7,000
	DevOps	Deployment & blog performance monitoring	30	$3,000
	Project Manager	Handoff, polish phase coordination	30	$3,000
		Total Phase 3	380	$38,000

Total Project: 1170 Hours, $117,000

Developer:	Client:
Era Technology LLC By: /s/ Zakrasniana Tetiana Name: Zakrasniana Tetiana Title: Director Date: June 30, 2025	Siltrium Tech Corporation By: /s/ Pedro Henrique Marques Fribel Name: Marques Fribel Pedro Henrique Title: Director Date: June 30, 2025